EXHIBIT 10.3











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                              EMPLOYMENT AGREEMENT



         THIS EMPLOYMENT AGREEMENT ("Agreement") is made and entered into as of this 30th day of June, 1993, by and between MIDLAND FEDERAL SAVINGS AND LOAN ASSOCIATION, a federally chartered savings and loan association (which, together with any successor thereto which executes and delivers the assumption agreement provided for in Section 11(a) hereof or which otherwise becomes bound by the terms and provisions of this Agreement by operation of law, is hereinafter referred to as the "Association"), and Paul Zogas (the "Employee") whose residence address is 22 South Quincy Street, Hinsdale, Illinois 60521.

         WHEREAS, the Employee is currently serving as a Director, and the President and Chief Executive Officer of the Association; and

         WHEREAS, the Association has adopted a plan of conversion whereby the Association will convert to capital stock form; and

         WHEREAS, the Board of Directors of the Association recognizes that, as is the case with publicly held corporations generally, the possibility of a change in control of the Association may exist and that such possibility, and the uncertainty and questions which it may raise among management, may result in the departure or distraction of key management personnel to the detriment of the Association and its stockholders; and

         WHEREAS, the Board of Directors of the Association believes it is in the best interests of the Association to enter into this Agreement with the Employee in order to assure continuity of management of the Association and to reinforce and encourage the continued attention and dedication of the Employee to his assigned duties without distraction in the face of potentially

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disruptive  circumstances arising from the possibility of a change in control of the Association, although no such change is now contemplated; and

         WHEREAS, the Board of Directors of the Association has approved and authorized the execution of this Agreement with the Employee to take effect as stated in Section 4 hereof;

         NOW, THEREFORE, in consideration of the foregoing and of the respective covenants and agreements of the parties herein contained, it is AGREED as follows:

         1. Employment. The Employee is employed as the President and Chief Executive Officer of the Association with supervision and control of, under the direction of the Board of Directors of the Association, and with such other powers and duties as may from time to time be prescribed by the Board, provided that such duties are consistent with the Employee's position as President and Chief Executive Officer. The Employee shall continue to devote his best efforts to the business and affairs of the Association and its subsidiaries and affiliated companies.

         2.       Compensation.

                  (a) Salary. The Association agrees to pay the Employee during the term of this Agreement a salary established by the Board of Directors. The salary hereunder as of the Commencement Date (as defined in Section 4 hereof) shall be equal to the Employee's salary as in effect immediately prior to such date. The Employee's salary shall be payable not less frequently than bi-weekly and not later than the seventh day following the expiration of the bi-weekly payment period in question. The amount of the Employee's salary shall be reviewed by the Board of Directors not less often than annually, beginning not later than the date one year after the Commencement Date (as defined in Section 4 hereof). Any adjustments in salary or other compensation shall in no way limit

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or reduce any other  obligation of the  Association  hereunder.  The  Employee's salary in effect hereunder from time to time shall not thereafter be reduced.

                  (b) Discretionary Bonuses. The Employee shall be entitled to participate in an equitable manner with all other executive officers of the Association in discretionary bonuses as authorized and declared by the Board of Directors of the Association to its executive employees. No other compensation provided for in this Agreement shall be deemed a substitute for the Employee's right to participate in such bonuses when and as declared by the Board of Directors.

                  (c) Expenses. During the term of his employment hereunder, the Employee shall be entitled to receive prompt reimbursement for all reasonable expenses incurred by him (in accordance with policies and procedures at least as favorable to the Employee as those presently applicable to the senior executive officers of the Association) in performing services hereunder, provided that the Employee properly accounts therefor in accordance with Association policy.

         3.       Benefits.

                  (a) Participation in Retirement and Employee Benefit Plans. The Employee shall be entitled while employed hereunder to participate in, and receive benefits under, all plans relating to pension, thrift, profit-sharing, group life insurance, medical coverage, education, cash bonuses, and other retirement or employee benefits or combinations thereof, that are maintained for the benefit of the Association's executive employees or for its employees generally which benefits, taken as a whole, must be at least as favorable as those in effect at the time of conversion (including those adopted in conversion). In addition, the Employee shall be entitled to be considered for benefits under all of the stock and stock option related plans adopted for the benefit of the Association's executive or other employees.

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                  (b) Fringe  Benefits.  The  Employee  shall be eligible  while employed hereunder to participate in, and receive benefits under, any other fringe benefits which are or may become applicable to the Association's executive employees or to its employees generally.

         4. Term. The term of employment under this Agreement shall be a period of one year commencing on the date of completion of the Conversion (the "Commencement Date"), subject to earlier termination as provided herein. Beginning on the first anniversary of the Commencement Date, and on each anniversary thereafter, the term of employment under this Agreement shall be extended for a period of one year in addition to the then-remaining term of employment under this Agreement, unless either the Association or the Employee gives contrary written notice to the other not less than 120 days in advance of the date on which the term of employment under this Agreement would otherwise be extended.

         Notwithstanding any other statement or provision in this Agreement to the contrary, this Agreement will not be automatically extended unless, prior thereto, the Board of Directors of the Association reviews a formal performance evaluation (which evaluation shall take place at least 120 days prior to each anniversary date of the contract) of the Employee performed by the disinterested members of the Board of Directors of the Association and reflected in the minutes of the Board of Directors. Reference herein to the term of employment under this Agreement shall refer to both such initial term and such extended terms.

         5. Vacations; Sick Leave. The Employee shall be entitled, without loss of pay, to absent himself voluntarily from the performance of his employment under this Agreement, all such voluntary absences to count as vacation time or sick leave, as appropriate, provided that:

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                  (a) During the term of employment  under this  Agreement,  the
Employee shall be entitled to paid vacation and sick leave in accordance with the plans, policies, programs or practices of the Association and its affiliated companies as in effect for the Employee at any time during the six-month period immediately preceding the Commencement Date or, if such plans, policies, programs or practices are modified in the future so as to be more favorable to the Employee, as in effect at such future time with respect to other senior executives of the Association and its affiliated companies; and

                  (b) The timing of vacations shall be scheduled in a reasonable manner by the Employee.

         6. Termination of Employment; Death.

                  (a) The Association's Board of Directors may terminate the Employee's employment at any time, but any termination by the Association's Board of Directors other than termination for cause, shall not prejudice the Employee's right to compensation or other benefits under this Agreement. If the employment of the Employee is involuntarily terminated, other than for "cause" as provided in this Section 6(a) or by reason of death or disability as provided in Sections 6(c) or 7, the Association shall pay the Employee his salary and provide to the Employee the same insurance benefits as he was receiving before the date of termination through the remaining term of this Agreement plus accrued vacation time.

         The terms "termination" or "involuntarily terminated" in this Agreement shall refer to the termination of the employment of Employee without his express written consent.

         In case of termination of the Employee's employment for cause, the Association shall pay the Employee his salary through the date of termination, and the Association shall have no further

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obligation to the Employee under this Agreement. For purposes of this Agreement, termination for "cause" shall include termination for personal dishonesty, incompetence, willful misconduct, breach of a fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule, or regulation (other than traffic violations or similar offenses) or final cease-and-desist order, or material breach of any provision of this Agreement. Notwithstanding the foregoing, the Employee shall not be deemed to have been terminated for cause unless and until there shall have been delivered to the Employee a copy of a resolution, duly adopted by the affirmative vote of not less than a majority of the entire membership of the Board of Directors of the Association at a meeting of the Board called and held for such purpose (after reasonable notice to the Employee and an opportunity for the Employee, together with the Employee's counsel, to be heard before the Board), stating that in the good faith opinion of the Board the Employee was guilty of conduct constituting "cause" as set forth above and specifying the particulars thereof in detail.

                  (b) The Employee's employment may be voluntarily terminated by the Employee at any time upon 90 days written notice to the Association or upon such shorter period as may be agreed upon between the Employee and the Board of Directors of the Association. In the event of such voluntary termination, except as provided in Section 8 below, the Association shall be obligated to continue to pay the Employee his salary and benefits only through the date of termination plus accrued vacation time, at the time such payments are due, and the Association shall have no further obligation to the Employee under this Agreement.

                  (c) In the event of the death of the Employee during the term of employment under this Agreement and prior to any termination hereunder, the Employee's estate, or such person

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as the Employee may have previously designated in writing,  shall be entitled to receive from the Association the salary of the Employee for a 30 day period after the date of death.

                  (d) If the Employee is suspended and/or temporarily prohibited from participating in the conduct of the Association's affairs by a notice served under Section 8(e)(3) or (g)(1) of the Federal Deposit Insurance Act ("FDIA"), 12 U.S.C. ss. 1818(e)(3) and (g)(1), the Association's obligations under this Agreement shall be suspended as of the date of service, unless stayed by appropriate proceedings. If the charges in the notice are dismissed, the Association may in its discretion (i) pay the Employee all or part of the compensation withheld while its obligations under this Agreement were suspended and (ii) reinstate in whole or in part any of its obligations which were suspended.

                  (e) If the Employee is removed and/or permanently prohibited from participating in the conduct of the Association's affairs by an order issued under Section 8(e)(4) or (g)(1) of the FDIA, 12 U.S.C. ss. 1818(e)(4) or
(g)(1), all obligations of the Association under this Agreement shall terminate, as of the effective date of the order, but vested rights of the contracting parties shall not be affected.

                  (f) If the Association is in default (as defined in Section 3(x)(1) of the FDIA, all obligations under this Agreement shall terminate as of the date of default, but this provision shall not affect any vested rights of the contracting parties.

                  (g) All obligations under this Agreement shall be terminated, except to the extent determined that continuation of this Agreement is necessary for the continued operation of the Association: (i) by the Director of the Office of Thrift Supervision (the "Director") or his or her designee, at the time the Federal Deposit Insurance Corporation ("FDIC") or the Resolution Trust

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Corporation  ("RTC")  enters into an  agreement to provide  assistance  to or on behalf of the Association under the authority contained in Section 13(c) of the FDIA; or (ii) by the Director or his or her designee, at the time the Director or his or her designee approves a supervisory merger to resolve problems related to operation of the Association or when the Association is determined by the Director to be in an unsafe or unsound condition. Any rights of the parties that have already vested, however, shall not be affected by any such action.

                  (h) In the event the Association purports to terminate the Employee for cause, but it is determined by a court of competent jurisdiction or by an arbitrator pursuant to Section 18 that cause did not exist for such termination, or if in any event it is determined by any such court or arbitrator that the Association has failed to make timely payment of any amounts owed to the Employee under this Agreement, the Employee shall be entitled to reimbursement for all reasonable costs, including attorneys' fees, incurred in challenging such termination or collecting such amounts. Such reimbursement shall be in addition to all rights to which the Employee is otherwise entitled under this Agreement.

         7. Disability. If the Employee shall become disabled as defined in the Association's then current disability plan or if the Employee shall be otherwise physically unable to serve as President and Chief Executive Officer, the Employee shall be entitled to receive group and other disability income benefits of the type then provided by the Association for other executive employees, including without limitation supplementary disability income benefits relating to the difference in monthly benefits provided under its disability plan and the Employee's salary at the time of such disability. In the event of such disability, this Agreement shall not be suspended. However, the Association shall be obligated to pay the Employee compensation pursuant to Sections 2(a) and (b) hereof only to the

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extent the  Employee's  salary  would  exceed  the  disability  income  benefits received pursuant to this paragraph. In addition, the Association shall have the right, upon resolution of its Board, to discontinue paying cash compensation pursuant to Sections 2(a) and (b) beginning six months following a determination that Employee qualifies for the foregoing disability income benefits.

         8. Change in Control.

                  (a) Termination. If the Employee's employment is involuntarily terminated (other than for cause or pursuant to any of Sections 6(c) through 6(g) or Section 7 of this Agreement) in connection with or within 12 months after a change in control which occurs at any time during the term of employment under this Agreement, the Employee shall be entitled to the benefits provided below: (i) The Association shall pay the Employee his salary in accordance with Section 2 for the remaining term of employment under this Agreement; plus

                  (ii) The Association shall pay to the Employee in a lump sum in cash within 25 business days after the Date of Termination (as hereinafter defined) of employment an amount equal to 100 percent of the Employee's "base amount" of compensation, as defined in Section 280G(b)(3) of the Internal Revenue Code of 1986, as amended ("Code"); plus

                  (iii) The Association shall continue to provide the Employee with health benefits in accordance with Section 6 for the remaining term of employment under this Agreement. Notwithstanding any other provision or statement herein to the contrary, the amounts payable to the Employee pursuant to subsections (i) and (ii) above, shall be limited, if necessary, such that these amounts will not exceed three times the Employee's annual compensation or be nondeductible by the Association for Federal income tax purposes pursuant to Section 280G of the Code.

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                  (b)  Definitions.  For purposes of Section 8, 9 and 12 of this
Agreement, "Date of Termination" means the earlier of (i) the date upon which the Association gives notice to the Employee of the termination of his employment with the Association or (ii) the date upon which the Employee ceases to serve as an Employee of the Association, and "change in control" is defined as any acquisition of control (other than pursuant to the Conversion or by a trustee or other fiduciary holding securities under an employee benefit plan of the Association or a subsidiary of the Association or any company created by the Association to be its holding company), as defined in 12 C.F.R. ss. 574.4, or any successor regulation, of the Association or which would require the filing of an application for acquisition of control or notice of change in control in a manner as set forth in 12 C.F.R. ss. 574.3, or any successor regulation.

                  (c) Medical, Health, Disability and Life Insurance Benefits. Notwithstanding any other provision in this agreement, in the event that the employment of the Employee is terminated after a change in control (unless the Employee is terminated for cause), beginning as of the last day on which the Employee is afforded medical, dental, health, disability and life insurance benefits under Section 3 and/or 8 of this agreement, the Employee shall be entitled to purchase from the Association, on a monthly basis for a period of up to five years, medical, health and/or life insurance benefits of the same type then available to the Association's executive employees at an annualized price equal to the product of (i) a fraction of the numerator of which is one and the denominator of which is the number of the Association's employees at the end of the year and (ii) the Association's total annual cost for all employees for such benefits.

         9. Certain Reduction of Payments by the Association. (a) Anything in this Agreement to the contrary notwithstanding, in the event it shall be determined that any payment or distribution by the

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Association  to or for the benefit of the Employee  (whether  paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise) (a "Payment") would be nondeductible (in whole or part) by the Association for Federal income tax purposes because of Section 280G of the Code, then the aggregate present value of amounts payable or distributable to or for the benefit of the Employee pursuant to this Agreement (such amounts payable or distributable pursuant to this Agreement are hereinafter referred to as "Agreement Payments") shall be reduced to the Reduced Amount. The "Reduced Amount" shall be an amount, not less than zero, expressed in present value which maximizes the aggregate present value of Agreement Payments without causing any Payment to be nondeductible by the Association because of Section 280G of the Code. For purposes of this Section 9, present value shall be determined in accordance with Section 280G(d)(4) of the Code.

                  (b) All determinations required to be made under this Section 9 shall be made by the Association's independent auditors, or at the election of such auditors by such other firm or individuals of recognized expertise as such auditors may select (such auditors or, if applicable, such other firm or individual, are hereinafter referred to as the "Advisory Firm"). The Advisory Firm shall within ten business days of the Date of Termination, or at such earlier time as is requested by the Association, provide to both the Association and the Employee an opinion (and detailed supporting calculations) that the Association has substantial authority to deduct for federal income tax purposes the full amount of the Agreement Payments and that the Employee has substantial authority not to report on his federal income tax return any excise tax imposed by Section 4999 of the Code with respect to the Agreement Payments. Any such determination and opinion by the Advisory Firm shall be binding upon the Association and the Employee. The Employee shall determine which and how

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much,  if  any,  of the  Agreement  Payments  shall  be  eliminated  or  reduced consistent with the requirements of this Section 9, provided that, if the Employee does not make such determination within ten business days of the receipt of the calculations made by the Advisory Firm, the Association shall elect which and how much, if any, of the Agreement Payments shall be eliminated or reduced consistent with the requirements of this Section 9 and shall notify the Employee promptly of such election. Within five business days of the earlier of (i) the Association's receipt of the Employee's determination pursuant to the immediately preceding sentence of this Agreement or (ii) the Association's election in lieu of such determination, the Association shall pay to or distribute to or for the benefit of the Employee such amounts as are then due the Employee under this Agreement. The Association and the Employee shall cooperate fully with the Advisory Firm, including without limitation providing to the Advisory Firm all information and materials reasonably requested by it, in connection with the making of the determinations required under this Section 9.

                  (c) As a result of uncertainty in application of Section 280G of the Code at the time of the initial determination by the Advisory Firm hereunder, it is possible that Agreement Payments will have been made by the Association which should not have been made ("Overpayment") or that additional Agreement Payments will not have been made by the Association which should have been made ("Underpayment"), in each case, consistent with the calculations required to be made hereunder. In the event that the Advisory Firm, based upon the assertion by the Internal Revenue Service against the Employee of a deficiency which the Advisory Firm believes has a high probability of success determines that an Overpayment has been made, any such Overpayment paid or distributed by the Association to or for the benefit of Employee shall be treated for all purposes as a loan ab initio which the Employee shall repay to the Association together with interest at the applicable federal rate

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provided for in Section 7872(f)(2) of the Code; provided,  however, that no such loan shall be deemed to have been made and no amount shall be payable by the Employee to the Association if and to the extent such deemed loan and payment would not either reduce the amount on which the Employee is subject to tax under
Section 1 and Section 4999 of the Code or generate a refund of such taxes. In the event that the Advisory Firm, based upon controlling precedent or other substantial authority, determines that an Underpayment has occurred, any such Underpayment shall be promptly paid by the Association to or for the benefit of the Employee together with interest at the applicable federal rate provided for in Section 7872(f)(2) of the Code.

         10. Confidential Information; Loyalty; Noncompetition

                  (a) During the term of the Employee's employment hereunder and thereafter, the Employee shall not, except as may be required to perform his duties hereunder or as required by law, disclose to others or use, whether directly or indirectly, any Confidential Information. "Confidential Information" means information about the Association and the Association's clients and customers which is not available to the general public and was or shall be learned by the Employee in the course of his employment by the Association, including without limitation any data, formulae, information, proprietary knowledge, trade secrets, credit reports and analyses owned, developed and used in the course of the business of the Association, including client and customer lists and information related thereto; and all papers, records and other documents (and all copies thereof) containing such Confidential Information. The Employee acknowledges that such Confidential Information is specialized, unique in nature and of great value to the Association. The Employee agrees that upon the expiration of the Employee's term of employment hereunder or in the event the Employee's employment hereunder is terminated prior thereto for any reason whatsoever, the Employee will

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promptly  deliver to the  Association  all  documents  (and all copies  thereof)
containing any Confidential Information.

                  (b) The Employee shall use his best efforts in the performance of his employment under this Agreement; provided, however, that the Employee may serve, without compensation, as a director of charitable, community and industry organizations and, with compensation, as a director of the business corporations to the extent such directorships do not inhibit the performance of his duties thereunder or conflict with the business of the Association. During the term of the Employee's employment hereunder, the Employee shall not engage in any business or activity contrary to the business affairs or interests of the Association.

                  (c) Upon the expiration of the term of the Employee's employment hereunder or in the event the Employee's employment hereunder terminates prior thereto for any reason whatsoever, the Employee shall not, for a period of one year after the occurrence of such event, for himself, or as the agent of, on behalf of, or in conjunction with, any person or entity, solicit or attempt to solicit, whether directly or indirectly: (i) any employee of the Association to terminate such employee's employment relationship with the Association; or (ii) any savings and loan, banking or similar business from any person or entity that is or was a client, employee, or customer of the Association and had dealt with the Employee or any other employee of the Association under the supervision of the Employee.

                  (d) In the event  Employee  voluntarily  resigns  pursuant  to
Section 6(b) of this Agreement, the Employee shall not for a period of one year from the effective date of such resignation, or in the event the Employee's employment hereunder is terminated, the Employee shall not, for a period equal to the lesser of one year from the date of termination or the period during

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which the  Association  is obligated to continue to pay the Employee his salary, directly or indirectly, own, manage, operate or control, or participate in the ownership, management, operation or control of, or be employed by or connected in any manner with, any financial institution having an office located within three miles of any office of the Association as of the date of termination.

                  (e) The provisions of this Section 10 shall not prevent the Employee from purchasing, solely for investment, not more than 5 percent of any financial institution's stock or other securities which are traded on any national or regional securities.

                  (f)  The   provisions   of  this  Section  shall  survive  the
termination of the Employee's employment hereunder whether by expiration of the term thereof or otherwise.

         11. No Mitigation. The Employee shall not be required to mitigate the amount of any salary or other payment or benefit provided for in this Agreement by seeking other employment or otherwise, nor shall the amount of any payment or benefit provided for in this Agreement be reduced by any compensation earned by the Employee as the result of employment by another employer, by retirement benefits after the date of termination or otherwise; provided however, that the amount of salary payments made to the Employee pursuant to Section 2(a) of this contract shall be reduced by the salary payments paid to the Employee during the term of this contract from any other full time employer.

         12. No Assignments. (a) This Agreement is personal to each of the parties hereto, and neither party may assign or delegate any of its rights or obligations hereunder without first

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obtaining the written consent of the other party;  provided,  however,  that the
Association will require any successor or assign (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Association, by an assumption agreement in form and substance satisfactory to the Employee, to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Association would be required to perform it if no such succession or assignment had taken place. Failure of the Association to obtain such an assumption agreement prior to the effectiveness of any such succession or assignment shall be a breach of this Agreement and shall entitle the Employee to compensation from the Association in the same amount and on the same terms as the compensation pursuant to Section 8(a) hereof. For purposes of implementing the provisions of this Section 11(a), the date on which any such succession becomes effective shall be deemed the Date of Termination.

                  (b) This Agreement and all rights of the Employee hereunder shall inure to the benefit of and be enforceable by the Employee's personal and legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If the Employee should die while any amounts would still be payable to the Employee hereunder if the Employee had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the Employee's devisee, legatee or other designee or if there is no such designee, to the Employee's estate.

         13. Notice. For the purposes of this Agreement, notices and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when personally delivered or sent by certified mail, return receipt requested, postage prepaid, addressed to the respective addresses set forth on the first page of this Agreement (provided that all notices to

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
the Association shall be directed to the attention of the Board of Directors of the Association with a copy to the Secretary of the Association), or to such other address as either party may have furnished to the other in writing in accordance herewith.

         14. Amendments. No amendments or additions to this Agreement shall be binding unless in writing and signed by both parties, except as herein otherwise provided.

         15. Paragraph Headings. The paragraph headings used in this Agreement are included solely for convenience and shall not affect, or be used in connection with, the interpretation of this Agreement.

         16. Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.

         17. Governing Law. This Agreement shall be governed by the laws of the United States to the extent applicable and otherwise by the laws of the State of Illinois.

         18. Arbitration. Any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator's award in any court having jurisdiction.

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



         IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

         THIS AGREEMENT CONTAINS A BINDING ARBITRATION PROVISION WHICH MAY BE ENFORCED BY THE PARTIES.

                                                MIDLAND FEDERAL SAVINGS AND LOAN
                                                ASSOCIATION



                                                By: __________________


                                                EMPLOYEE



                                                /s/PAUL ZOGAS
                                                -------------
                                                Paul Zogas





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